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                                  EXHIBIT 4.11


                                AMENDMENT NO. 1
                                       TO
                             WARRANT NO. 1 (FUNBNC)


                   to Purchase up to an Aggregate of 200,000
                           Shares of Common Stock of
                              HarCor Energy, Inc.



         This Amendment is made this 12th day of February 1996 by HarCor Energy, Inc., a Delaware corporation (hereafter, "HarCor").



                                  WITNESSETH:



         WHEREAS, on June 24, 1994, HarCor entered into a financing transaction with First Union National Bank of North Carolina ("FUNBNC") to borrow certain funds; and, in connection with that borrowing, FUNBNC acquired a certain warrant dated June 30, 1994 from HarCor entitling FUNBNC to purchase, subject to its provisions, up to 200,000 shares of the Common Stock, par value $.10 of HarCor at a price of $4.75 per share, and terminating on December 31, 1999 (hereinafter the "Warrant") and

         WHEREAS, the said Warrant was issued by HarCor to FUNBNC who presently holds the same, and

         WHEREAS, the parties desire to amend the said Registration Rights Agreement to provide that the Shares issued under the cashless option provision of the said First





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Union Warrant will only have "piggy back" registration rights, and

         WHEREAS, HarCor and FUNBNC desire to amend the said Warrant for the purposes expressed herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements between HarCor and FUNBNC and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HarCor, with the agreement and consent of FUNBNC, hereby issues this first Amendment to the said Warrant.

         1. Unless the context of this Amendment otherwise requires or unless otherwise expressly defined herein, the terms defined in the Warrant shall have the same meanings whenever used in this Amendment.

         2. The following Paragraph 6C is hereby added to the said Warrant as follows:

                 "6C.  Cashless Option Right

                                (a) FUNBNC is hereby granted the option to
                       exercise the right to purchase 25,000 shares of Common Stock without payment of the Exercise Price by surrendering for cancellation its right hereunder to purchase 100,000 shares of Common Stock.

                                (b) FUNBNC shall exercise this option by giving
                       the Corporation written notice of its intention to exercise this cashless exercise right on or before March 8, 1996.

                                (c) Upon receipt of such notice, FUNBNC's
                       entitlement to purchase 200,000 shares of Common Stock hereunder will be reduced to 100,000 shares of Common Stock, but all other rights hereunder shall remain in effect but adjusted to reflect this reduction.

                                (d) Within 20 days after the receipt of such
                       notice, the Company shall issue 25,000 shares of Common Stock under and in accordance with the provisions of this agreement in exchange for the





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                       cancellation of FUNBNC's right to purchaser 100,000
                       Shares of Common Stock hereunder, and FUNBNC shall not be required to pay the Exercise Price for such 25,000 shares. The said 25,000 shares shall be deemed to be fully paid and non-assessable."

         3. No other terms and conditions of the Warrant are changed by this Amendment, and, except as set out herein, this Amendment shall not operate as a waiver of any provision of the Warrant or as a waiver of any remedy of the Holder of the Warrant.

         4. This Amendment shall become effective as of the date first written above upon execution and shall be governed by the laws of the State of Delaware without regard to conflict of law principles.


         Executed this 12th day of February 1996.


         Attest:                              HARCOR ENERGY, INC.

         by /s/ GARY S. PECK                  by /s/ FRANCIS H. ROTH
            --------------------------           --------------------------
            Gary S. Peck, Secretary              Francis H. Roth, President

         Approved:

         FIRST UNION NATIONAL BANK OF NORTH CAROLINA


         by  /s/
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         its
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